                 AMENDMENT NO. 1 TO THE SHAREHOLDERS' AGREEMENT
                 ----------------------------------------------

THIS AMENDMENT TO THE SHAREHOLDERS' AGREEMENT (this "Amendment"), dated as of
February 8, 2005, hereby amends the Shareholders' Agreement, dated as of
September 4, 2000 (the "Shareholders' Agreement"), by and among DANONE ARGENTINA
S.A. (resulting from the merger of Bagley S.A. and Danone S.A.), a company organized and existing under the laws of Argentina, domiciled at Moreno 877,
12th Floor, Buenos Aires, Argentina, represented by its President, Mr. Fernando
C. Aranovich ("DANONE"); MASTELLONE HNOS. S.A., a company organized and existing under the laws of Argetina, domiciled at Encarnacion Ezcurra 360, 2nd Floor,
Buenos Aires, Argentian, represented by its President, Mr. Pascual Mastellone
("MASTELLONE", and together with DANONE the "Shareholders" or the "Parties" and each a "Shareholder" or "Party"); and LOGISTICA LA SERENISIMA S.A., a company organized and existing under the laws of Argentina, domiciled at Moreno 877,
14th Floor , Buenos Aires, Argentina, represented by its Presidente, Mr.
Fernando C.

Aranovich (the "Company");

                                   WITNESSETH

WHEREAS, on October 15, 2002 Danone S.A. was merged with Bagley S.A. resulting in the company known as Danone Argentina S.A., therefore, DANONE is the rightful and legal successor and assignee of Bagley S.A. and Danone S.A. under the
Shareholders' Agreement and this Amendment;

WHEREAS, on the date hereof, Mr. Pascual Mastellone, Mr. Victorio B. Mastellone,
Jose Mastellone (jointly referred to as the "Family"), Dallpoint Investment LLC.
("Dallpoint" and together with the Family, the "Sellers") and DANONE executed a
Stock Purchase Agreement ("SPA") under which the Sellers transferred 44% of their shareholding in the Company to DANONE;

WHEREAS, on the date hereof, the Sellers also transferred their remaining 5%
shareholding in the Company to MASTELLONE; therefore, MASTELLONE is the rightful and legal successor and assignee of the Sellers under the Shareholders'
Agreement and this Amendment, and such assignment is hereby accepted by DANONE;
and

WHEREAS, the Parties wish to amend the Shareholders' Agreement to reflect the changes of rights and obligations under the Shareholders' Agreement deriving from the transfer of shares of the Company from the Sellers to MASTELLONE and
DANONE, and to ratify MASTELLONE and DANONE's assumption of obligations hereunder in their capacity as rightful and legal successors of Group AB and
Group CD, respectively, under the Shareholders' Agreement;

NOW, THEREFORE, the undersigned Parties hereby agree as follows:

Section 1
---------

1.1.     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Shareholders' Agreement (unless otherwise indicated herein).

1.2.     MASTELLONE hereby assumes its obligations under the Shareholders'
         Agreement as successor of Group AB. Any reference to Group AB, PM, VM,
         JM and DALLPOINT in the Shareholders' Agreement shall be construed as referring exclusively to MASTELLONE.

1.3.     DANONE hereby assumes its obligations under the Shareholders' Agreement as successor of Group CD. Any reference to Group CD, BAGLEY and DANONE in the Shareholders' Agreement shall be construed as referring exclusively to DANONE.

Section 2
---------

2.1.     Class A and B shares of the Company transferred by the Sellers to
         DANONE pursuant to the SPA have been converted into Class C and D shares respectively. Section 1.4. of the Shareholders' Agreement shall be deleted in its entirety and replaced with the following:

         "1.4. ISSUANCE OF CAPITAL STOCK. Subject to the foregoing, the
         Shareholders agree as follows:

          (a)DANONE and MASTELLONE agree that they shall own, directly or indirectly, through affiliated companies which shall abide by this
             Agreement, 95% (ninety-five percent) and 5% (five percent), respectively, of the capital stock of the Company;

          (b)The capital stock of the Company shall be represented exclusively by ordinary, nominative, non-endorsable shares of $1 nominal value each, with 1 (one) vote per share in the case of Class A and Class
             C Shares, and with 5 (five) votes per share in the case of Class B and Class D Shares. The Shares shall be distributed among the
             Shareholders as follows:

             Shareholder                       Shares Owned

             MASTELLONE                        1,837,950 Class A Shares
                                               1,358,127 Class B Shares

             DANONE                            34,921,085 Class C Shares
                                               25,804,406 Class D Shares

      (c)any capital stock increase of the Company shall be decided and approved by a Shareholders' Meeting of the Company with the majorities provided in Section 2.9. hereby and shall be subscribed and paid in on a pro-rata basis by the Shareholders, unless one of the Shareholders decides not to exercise its preemptive rights. All new shares of capital stock shall have the same rights as existing Class A Shares,
         Class B Shares, Class C Shares and Class D Shares (collectively referred to as the "Shares")."

2.2.     Section 2.9. of the Shareholders' Agreement shall be deleted in its entirety and replaced with the following:

         "2.9. SHAREHOLDERS' MEETINGS. The decisions to be adopted by the ordinary and extraordinary Shareholders' meetings of the Company shall be governed by the provisions of the ACL. Notwithstanding the foregoing, a special majority of 97% (ninety-seven percent) of the outstanding shares and votes shall be required in order to approve any increase of the capital stock of the Company, amendment of the by-laws of the Company, spin-off, merger, winding-up, liquidation, transformation, capital reduction and repayment, redemption, reimbursement and repayment of shares, or limitation or suspension of preferred rights and the extraordinary adjustments which may affect the net worth of the Company"

2.3.     New Sections 4.4 and 4.5. shall be added to the Shareholders' Agreement as follows:

         "4.4. EARLY TERMINATION OF THE SERVICES OFFER BY MASTELLONE. The
         Parties agree that the Services Agreement currently in force with
         MASTELLONE, Mastellone San Luis S.A. and Frigorifico Rhydans S.A.
         ("MASTELLONE Group") shall be replaced, as from the date of MASTELLONE
         Group's acceptance thereof, by the terms and conditions of a new services offer pursuant to the form attached hereto (without exhibits)
         as Schedule I (the new services offer, once accepted by MASTELLONE
         Group, is hereinafter defined as the "Offer"). As from the date of its acceptance by MASTELLONE Group, all references to the Services
         Agreement in this Agreement shall be construed as referring to the
         Offer.

         The Offer shall set forth an indemnification of US$ 50,000,000 (the
         "Indemnification") to be paid to LOGISTICA and DANONE in the event of early termination of the Offer by MASTELLONE, other than as a consequence of LOGISTICA's breach thereof as provided for under section
         13.2. therein. It is further clarified, that the obligations of
         MASTELLONE under the Offer shall also be applicable to third parties acquiring MASTELLONE's Ongoing Concern (as such term is defined hereinafter).

         MASTELLONE's shareholders and MASTELLONE shall inform, as the case may be, any potential acquirer (the "Acquirers") of: (a) their shares in
         MASTELLONE; and (b) any part or the whole business of the MASTELLONE
         Group, whether by means of the acquisition of shares or of assets (the
         "Ongoing Concern") (any of the foregoing transactions hereafter called the "Acquisition") about the terms and conditions of the Offer. Such
         Acquirers, before executing the Acquisition, shall sign an adherence agreement by which they agree to be bound by the provisions of the
         Offer concerning the distribution of those Products manufactured either by (i) the relevant company which shares they are acquiring; and/or
         (ii) the Ongoing Concern thereby acquired; and which are, at the time of the Acquisition, distributed by LOGISTICA. In the case of the
         Acquisition of the Ongoing Concern, the adherence agreement will state that the amount of the Indemnification, should it become payable according to the terms of the Offer, will be apportioned between the
         Acquirers and MASTELLONE on the basis of the respective distribution costs of the Products transferred with the Ongoing Concern object of the Acquisition, and those retained by MASTELLONE.

         The failure to achieve the execution of the adherence agreement by the
         Acquirer shall make MASTELLONE or MASTELLONE's shareholders, respectively, jointly and severally liable with the Acquirer (in the event of the Acquisition of Ongoing concern) or with MASTELLONE (in the event of Acquisition of the shares of MASTELLONE),

         for the payment of the Indemnification in the event of early termination of the Offer by MHSA, the Acquirer or any succeeding entities, as the case may be.

         It is further clarified that to the extent that such Acquirers, before execution of the Acquisition, sign the adherence agreement described above, neither MASTELLONE nor MASTELLONE's shareholders, as the case may be, shall be liable for the new acquirers' breach of its obligations under the Offer.

         Notwithstanding the provisions of the preceding paragraphs, MASTELLONE shall be able to freely transfer, without responsibility or payment of any kind of indemnification, its ongoing concern with respect to mayonnaise, and/or with respect to any cold-cuts (chacinados) actually produced and/or commercialized or to be produced and/or commercialized in the future by RYDHANS; and the acquirer shall not be bound by the terms of this Offer or by any kind of relationship with LOGISTICA.

         The Parties agree that the Indemnification accurately reflects any damage that may be suffered by LOGISTICA and/or DANONE by the early termination of the Offer by MASTELLONE. It is further agreed that the
         Indemnification paid to LOGISTICA may either be distributed among its shareholders as dividends or reinvested in LOGISTICA. Such decision shall solely be adopted by DANONE. MASTELLONE hereby waives its right to collect dividends from such amount. This obligation shall be enforceable on any successor or assignor thereto. For clarification purposes it is set forth that MASTELLONE, as a shareholder of
         LOGISTICA, shall have no valid claim over this Indemnification.

         4.5. FULL INDEMNIFICATION. Notwithstanding DANONE's right to obtain injunctive relief to enjoin or restrain any breach of this ARTICLE IV, in the event MASTELLONE's violation of the non-competition provision triggers the payment of the indemnification provided in section 4.3.
         herein, and such amount becomes payable simultaneously with the
         Indemnification contemplated in the Offer, the Parties agree that the aggregate amount of monetary damages for both breaches shall amount to a maximum amount of US$ 50,000,000 (fifty million US Dollars) instead of US$ 100,000,000 (one hundred million US Dollars)."

2.4.     MASTELLONE hereby irrevocably waives any remaining right it may have had in connection with the put option set forth in Section 5.2. of the
         Shareholders' Agreement. As a consequence thereof, Sections 5.1., 5.2.
         and the first paragraph of Section 5.3. of the Shareholders' Agreement shall be deleted in its entirety and replaced by the following:

         "5.1. DANONE CALL OPTION. Class A Shares and Class B Shares shall not be transferred unless the provisions of this Agreement and of the
         By-laws of the Company are duly complied with by MASTELLONE.
         Nevertheless, in the event MASTELLONE terminates the Offer, other than as a consequence of LOGISTICA's breach of the terms of the Offer as provided for under section 13.2. therein, DANONE shall have a call option right to purchase from MASTELLONE up to 5% (five percent) of the outstanding capital stock and voting rights of the Company, and
         MASTELLONE shall

         be obliged to sell the necessary number of Shares to such extent, at the aggregate price of US$ 1 (one US Dollar).

         The transfer of the Shares shall then take place within a 30 (thirty)
         day period as from receipt by MASTELLONE of DANONE's call option notice. Payment of the price of the Shares purchased by DANONE thereby shall be made at the closing of the call option.

         5.2. MASTELLONE CALL OPTION. During 5 (five) years following full repayment of the CGD Note, MASTELLONE shall have a call option right over 44% of the outstanding capital stock and voting rights of the
         Company and DANONE shall be obliged to sell the necessary number of shares to such extent, at the price of US$ 18,500,000 (eighteen million five hundred US Dollars) plus an annual financial charge of 6-month
         LIBOR plus 1% p.a. compounded annually as from the date hereof. For the purpose of this Agreement, "CGD Note" shall mean the fixed rate note issued by MASTELLONE and delivered to DANONE at the date hereof in exchange of the Floating Rate Note issued by MASTELLONE on October 22,
         2004 pursuant to a Loan Agreement and held by DANONE until the date hereof.

         The exercise of the Call Option shall be subject to the following conditions:

         a)  MASTELLONE shall have not suffered a Change of Control -as such term is defined under section 1.01. of the Amended and Restated
             Loan Agreement executed between MASTELLONE, Compagnie Gervais
             Danone, Leitesol Industria e Comercio S.A., Mastellone San Luis
             S.A. and Promas S.A., on February 8, 2005 (the "Loan Agreement");

         b)  The Distribution Agreement between MASTELLONE and the Company shall not have been terminated by MASTELLONE;

         c)  MASTELLONE shall have repaid in full the CGD Note

         d)  Neither MASTELLONE, DALLPOINT nor the Mastellone Family shall have breached any obligation set forth in any of the agreements in force between any of them and the Company and/or Groupe Danone, or any subsidiary or affiliate thereof;

         e)  MASTELLONE shall not be in default under the restructuring of its outstanding financial debt with its creditors, completed in the terms set forth in the Offering Memorandum dated as of September
             16, 2004;

         f)  DANONE shall not have exercised the call option set forth in section 5.1. hereinabove."

         5.3. FIRST REFUSAL RIGHT. In addition to the rights conferred on
         Section 5.1., and in the event that MASTELLONE had not exercised the call option set forth in Section 5.2. herein, DANONE shall have a first refusal right on 5% (five percent) of the Shares of the Company. If
         MASTELLONE has exercised the call option set forth in Section 5.2.
         herein, DANONE's first refusal right shall extend to the 49%
         (forty-nine percent) of the Shares of the Company held by MASTELLONE.

2.5.     Section 6.6. shall be entirely deleted and replaced by the following:

         "6.6. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telex, cable, fax, postage prepaid or by registered, certified or express mail, or reputable courier service, and shall be deemed given when so delivered by hand, cable, or faxed, or if mailed, when received, as follows:

         if to DANONE, as follows:

         Moreno 877, 14th Floor
         Buenos Aires, Argentina
         Attention: Mr. General Manager
         Telefax: 54-11-4341-4013

         With a copy to:
         Marval, O'Farrell & Mairal
         Av. Leandro N. Alem 928, 7th Floor
         Buenos Aires, Argentina
         Attention: Mr. Fernando C. Aranovich
         Telefax: 54-11-4310-0200

         if to MASTELLONE, as follows:

         Encarnacion Ezcurra 360, piso 2(0),
         Buenos Aires, Argentina
         Attention: Mr. Pascual Mastellone

         Telefax: 4318-5010

         With a copy to:

         Cibils l Labougle I Ibanez
         Av. Corrientes 345, 9th Floor
         Buenos Aires, Argentina

         Attention: Joaquin Labougle / Joaquin Ibanez
         Telefax: 54-11-4327-3800

         and

         if to the Company, as follows:

         Moreno 877, 14th Floor
         Buenos Aires, Argentina
         Attention: Managing Director
         Telefax: 54-11-4318-5000"

2.6.     Section 6.16. shall be amended as follows:

         "SECTION 6.16. RIGHTS OF THIRD PARTIES. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended, or shall be construed to confer upon

         or give any person or entity other than the Parties to this Agreement any rights or remedies under or by reason of this Agreement".

Section 3
---------

3.1.     Any tax, included but not limited to stamp tax, applicable to this
         Amendment and the transactions contemplated herein, shall be borne entirely by the Sellers and MASTELLONE.

3.2.     Except as expressly amended by this Amendment, the Shareholders'
         Agreement shall continue in full force and effect.

IN WITNESS HEREOF, the Parties have caused this Amendment to be duly executed in three counterparts, one for DANONE, one for MASTELLONE and one for the Company.

/s/ Fernando C. Aranovich
-------------------------
Danone Argentina S.A.
By: Fernando C. Aranovich
Title: President

/s/ Pascual Mastellone
-------------------------
Mastellone Hermanos S.A.
By: Pascual Mastellone
Title: President

/s/ Fernando C. Aranovich
-------------------------
Logistica La Serenisima S.A.
By: Fernando C. Aranovich
Title: President

                                   SCHEDULE I
                                   ----------

                    FORM OF SERVICES OFFER (WITHOUT EXHIBITS)
                    -----------------------------------------